UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

Consensus Cloud Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40750	87-1139414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor

Los Angeles, California 90017

(Address of principal executive offices)

(323) 860-9200

Registrant’s telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCSI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 7, 2021, J2 Global, Inc. (“J2 Global”), now known as Ziff Davis, Inc. (“Ziff Davis”), completed its previously announced plans to separate into two leading publicly traded companies: one addressing healthcare interoperability and comprising the Cloud Fax business, which will do business as Consensus Cloud Solutions, Inc. (“Consensus” or the “Company”), and one that will continue J2 Global’s strategy of building a leading internet platform focused on key verticals, including technology & gaming, shopping, health, cybersecurity and martech, which will do business as Ziff Davis. We refer to the transactions that resulted in the separation of Consensus and Ziff Davis into two separate publicly traded companies as the “separation and distribution.” See the Registration Statement on Form 10 of Consensus, including the information statement that is Exhibit 99.1 thereto, for full description of the internal reorganization undertaken in connection with the separation and distribution and the separation and distribution.

Consensus is providing the financial information attached as Exhibits 99.1 and 99.2 in connection with its investor call scheduled for 5:00 eastern time on November 9, 2021.

Historical J2 Cloud Services LLC – Exhibit 99.1

Pursuant to the separation, J2 Cloud Services, LLC (“J2 Cloud Services”) became a wholly owned subsidiary of Consensus. In connection with the separation and distribution, J2 Cloud Services sold or transferred to entities that would be part of Ziff Davis following the separation and distribution, including its B2B backup business, cybersecurity business and SMB enablement business (the “internal reorganization”). However, as of September 30, 2021, the internal reorganization and the separation and distribution had not been completed. Consequently, the financial information in Exhibit 99.1 relating to J2 Cloud Services presents J2 Cloud Services as it was comprised as of September 30, 2021, without giving effect to the internal reorganization and other transactions that occurred in connection with the separation and distribution.

The financial information of J2 Cloud Services included in Exhibit 99.1 therefore does not reflect Consensus as it is currently constituted following the internal reorganization and separation and therefore does not necessarily reflect the financial position, results of operations or cash flows of Consensus following the separation or what Consensus’ financial position, results of operations and cash flows would have been had Consensus been a separate, standalone secure information exchange business with an emphasis on healthcare interoperability during the periods presented.

Pro Forma Consensus Cloud Solutions, Inc. -Exhibit 99.2

Consensus has provided certain unaudited pro forma financial information for Consensus in Exhibit 99.2, which gives effect to the internal reorganization and the separation. The pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what Consensus’ financial position or results of operations actually would have been had the separation, distribution and other related transactions been completed as of the dates indicated in Exhibit 99.2. In addition, the pro forma financial information does not purport to project the future financial position or results of operations of Consensus.

The unaudited pro forma financial information included in Exhibit 99.2 primarily gives effect to the following:

•	the sale of the B2B backup business and the transfer of the cybersecurity and SMB enablement businesses to legal entities that are a part of Ziff Davis after the separation;

•

the incremental costs to be incurred by Consensus as a standalone public entity and overhead shared prior to the separation from Ziff Davis such as legal, accounting, finance, human resource and payroll, net of tax; and

•	the issuance of $805 million of debt by Consensus in connection with the separation capitalization plan.

The information in this Item 2.02, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Selected Unaudited Financial Information of J2 Cloud Services, LLC

99.2	Selected Unaudited Pro Forma Financial Information of Consensus Cloud Services, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consensus Cloud Solutions, Inc. (Registrant)

/s/ Vithya Aubee
Vithya Aubee
Vice President and Secretary

Date: November 9, 2021